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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1998 (except Note 6 as to which the date is March 27, 1998) on our audits of the consolidated financial statements of Einstein/Noah Bagel Corp. and subsidiaries, and to all references to our firm included in or made a part of this registration statement on Form S-3.

                                                      /s/ ARTHUR ANDERSEN LLP
                                                      ARTHUR ANDERSEN LLP


Denver, Colorado
April 6, 1998